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                                                                    EXHIBIT 99.1







































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                           SELECTED FINANCIAL DATA


STATEMENT OF OPERATIONS DATA:

                                                                              Year Ended December 31,
(in thousands, except per share data)
----------------------------------------------------------------------------------------------------------------------------
                                                           1996          1995          1994           1993          1992
                                                        ----------     ----------    ----------    -----------   -----------
Revenues.............................................    $  59,263     $   37,830    $   27,893     $   22,600    $   16,782
Direct costs.........................................       16,537         10,285         7,418          6,016         4,442
                                                         ---------     ----------    ----------     ----------    ----------
Gross margin.........................................    $  42,726     $   27,545    $   20,475     $   16,584    $   12,340
                                                         =========     ==========    ==========     ==========    ==========
Operating income (loss)..............................    $  (5,736)    $      659    $   (2,667)    $      812    $      365
                                                         =========     ==========    ==========     ==========    ==========
Net income (loss) applicable to common shareholders      $ (13,095)    $   (1,941)   $   (2,088)    $    3,071    $     (222)
                                                         =========     ==========    ==========     ==========    ==========
Net income (loss) per common share...................    $   (0.71)    $    (0.13)   $    (0.16)    $     0.25    $    (0.02)
                                                         =========     ==========    ==========     ==========    ==========
Weighted average common and common equivalent
    shares outstanding...............................       18,465         15,007        12,693         12,515        10,867
                                                         =========     ==========    ==========     ==========    ==========

Pro forma net loss data(1):
    Pro forma net loss applicable to common
        shareholders.................................    $ (13,095)    $   (1,425)
                                                         =========     ==========
    Pro forma net loss per common share..............    $   (0.71)    $    (0.10)
                                                         =========     ==========
    Weighted average common and common
        equivalent shares outstanding................       18,465         15,007
                                                         =========     ==========

Operating income(2)..................................    $   3,039     $    1,819    $    1,650     $      812    $      365
                                                         =========     ==========    ==========     ==========    ==========

Net income (loss) applicable to common
    shareholders(3)..................................    $   1,715     $      762    $      652     $    3,071    $     (222)
                                                         =========     ==========    ==========     ==========    ==========

Net income (loss) per common share(3)................    $    0.09     $     0.05    $     0.05     $     0.25    $    (0.02)
                                                         =========     ==========    ==========     ==========    ==========


BALANCE SHEET DATA:

(in thousands)                                                                    At December 31,
------------------------------------------------------------------------------------------------------------------------
                                                         1996          1995          1994           1993          1992
                                                       --------      --------      -------       --------       --------
Working capital......................................    3,190        11,564        2,838          3,964           590
Total assets.........................................   48,793        46,404       21,347         16,923         9,038
Long-term obligations, redeemable preferred stock
    and puttable common stock........................    1,449         6,347        3,016          5,146         7,331
Shareholders' equity.................................   24,842        27,509        6,734          5,649        (2,973)

(1) The pro forma net loss data reflects the income tax expense that would have been reported if SupplyTech, Inc. (a S corporation for income tax reporting purposes) and SupplyTech International, LLC (a limited liability corporation for income tax reporting purposes) had been C corporations during these periods.

(2) Excludes $8.8 million, $1.2 million and $4.3 million in charges for 1996, 1995 and 1994, respectively, for purchased in-process product development, write-off of software development costs and acquisition related charges.

(3) Excludes equity in loss of HNS, expected to recur, of $7 million and $954,000 for 1996 and 1995, respectively, and $8.8 million, $1.2 million and $4.3 million in charges for 1996, 1995 and 1994, respectively, for purchased in-process product development, write-off of software development costs and acquisition related charges. All amounts are net of related income taxes.

Note: All share, per share and shareholders' equity amounts have been retroactively restated to reflect a three-for-two stock split effected in the form of a 150% stock dividend paid on January 31, 1997.




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